UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 29, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 29, 2013, the Board of Directors (the “Board”) of MusclePharm Corporation (the “Company”) appointed Mr. Richard Estalella as Chief Operating Officer.

Mr. Estalella, 51, served as Senior Vice President of Operations at Arbonne International, LLC since 2005. Mr. Estalella was instrumental in Arbonne’s expansion operations and distribution upgrades and was responsible for all warehouse and distribution facilities, facilities maintenance departments and Customer Service. Previously, between 1998 and 2005, he owned a consulting business specializing in retail, operations, warehousing and distribution. Prior to that, Mr. Estalella served as Senior Vice President of Warehouse Operations for Office Depot between 1987 and 1998 and established many of its retail markets, along with its nationwide distribution center network also helped grow it into a $9 billion company.

Pursuant to the offer letter extended to Mr. Estalella dated April 9, 2013 and amended on April 30, 2013, Mr. Estalella will serve as the Company’s Chief Operating Officer for a term of three years. Mr. Estalella will be entitled to a base salary of $250,000 annually and a cash bonus of up to $250,000 for 2013 based on criteria and thresholds of EBITDA and other measures to be determined by the Board and/or the Compensation Committee of the Board in line with the Company’s bonus structure for other executive officers. Mr. Estalella will also receive a grant of 50,000 shares of the Company’s common stock or options to purchase 50,000 shares of the Company’s common stock (subject to vesting) which plan is currently being reviewed by an independent third party to optimize both Mr. Estalella and the Company’s tax and accounting position. In addition, Mr. Estalella will also be entitled to a relocation reimbursement of up to $50,000.

There is no family relationship between Mr. Estalella and any of our other officers and directors. There are no understandings or arrangements between Mr. Estalella and any other person pursuant to which Mr. Estalella was selected as an officer.

Except for the aforementioned arrangements, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Estalella had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: May 2, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President